Exhibit 99

Meridian Interstate Bancorp, Inc., Reports Results for the Three and Nine Months Ended September 30, 2008

Contact: Richard J. Gavegnano, Chairman and Chief Executive Officer
(978) 977-2211
October 28, 2008

Meridian Interstate Bancorp, Inc. (the “Company” or “Meridian”) (NASDAQ: EBSB), the holding company for East Boston Savings Bank, (the “Bank”), announced net income of $2.1 million for the quarter ended September 30, 2008, compared to a net loss of $303,000 for the quarter ended September 30, 2007.  Net income per basic and diluted share for the third quarter of 2008 was $.10.  The Company recorded a net pre-tax gain on sale of securities of $2.8 million for the 2008 third quarter, compared to a pre-tax loss on sale of securities of $860,000 during the comparable 2007 period.

For the nine months ended September 30, 2008, the Company recorded a net loss of $394,000, compared to net income of $2.3 million for the nine months ended September 30, 2007.  The 2008 net loss includes a $3.0 million pre-tax contribution of stock to the Company’s charitable foundation, and pre-tax compensation charges of $1.5 million as a result of the retirement of the Bank’s president.

Earnings per share is not applicable for the nine months ended September 30, 2008 and prior periods, as shares were not outstanding for the entire periods.

Results of Operations
Net interest income for the quarter ended September 30, 2008 was $6.8 million, an increase of $1.6 million, or 30.4%, from the quarter ended September 30, 2007, due to an increase in interest income earned on loans of $865,000, or 9.5%, and a reduction in deposit interest expense of $691,000, or 10.3%.   Net interest income for the nine months ended September 30, 2008 was $18.5 million, an increase of $2.7 million, or 17.4%, from the nine months ended September 30, 2007, due primarily to an increase in loan interest income of $1.9 million, or 7.1%.

The Company’s net interest margin was 2.70% and 2.48% for the quarters ended September 30, 2008 and 2007, respectively, and for the quarter ended June 30, 2008 was 2.35%. The margin increase from the prior quarter and the prior year comparable periods is due to a decrease in the overall rate paid on deposits and borrowings.  For the nine months ended September 30, 2008 the net interest margin was 2.50%, compared to 2.53% for the same period in 2007.  The decline in the nine-month net interest margin is due to faster repricing of prime-related assets compared to interest-bearing liabilities.

Growth in the loan portfolio resulted in increased interest income in 2008, from $9.1 million for the quarter ended September 30, 2007, to $9.9 million for the quarter ended September 30, 2008.  For the nine months ended September 30, 2008, total loan interest income was $28.5 million, compared to $26.6 million for the nine months ended September 30, 2007.

The average balance of interest-bearing deposits increased from $728.0 million to $750.8 million for the quarters ended September 30, 2007 and 2008, respectively, while deposit interest expense decreased $691,000, or 10.3%.  For the nine months ended September 30, 2008, deposit interest expense increased $223,000, or 1.2%, from the same period in 2007 due to higher average balances.

Borrowing expense increased $67,000, or 14.3%, for the quarter ended September 30, 2008 compared to the same period in 2007 due to higher average outstanding borrowings, which increased from $38.7 million to $60.3 million.

The Company’s loan loss provision was $403,000 and $2.7 million for the quarter and nine months ended September 30, 2008, compared to $117,000 and $260,000 for the same periods in 2007.  The increase in the provision relates to specific reserves taken during the second quarter for two impaired construction loans, as well as growth in the loan portfolio and management’s assessment of various factors affecting the portfolio, including, among others, an ongoing evaluation of credit quality, local real estate market conditions, and general economic factors.

Non-interest income for the third quarter of 2008 was $3.8 million, compared to $11,000 in the third quarter of 2007.    A loss on sale of securities of $860,000 in the third quarter of 2007 offset other income earned, as the Company sold debt securities with exposure to the subprime mortgage market.  The Company recorded gains on sales of securities of $2.8 million during the third quarter of 2008.

Non-interest expenses increased from $5.7 million for the quarter ended September 30, 2007 to $6.8 million for the quarter ended September 30, 2008. Salary and employee benefit costs increased from $3.6 million to $4.0 million, primarily as a result of additional expense incurred in connection with the Company’s Employee Stock Ownership Plan (ESOP) and bank-owned life insurance policies.  The Company also incurred an increase in professional service fees of $317,000 due mainly to legal and audit expenses related to being a public company.  Other expenses increased $180,000 due to an increase in deposit insurance expense and annual meeting expenses.  The Company benefited from a one-time deposit insurance credit in 2007 and the first quarter of 2008.  Non-interest expenses increased $8.1 million, from $16.5 million to $24.6 million for the nine months ended September 30, 2007, and 2008, respectively, primarily as a result of the $1.5 million retirement charge, contribution of $3.0 million to the Meridian Charitable Foundation, and increased professional service fees.

Credit Quality
The allowance for loan losses was $5.7 million, or 0.86% of total loans outstanding as of September 30, 2008, compared to $3.6 million, or 0.63% as of December 31, 2007, and $3.6 million, or 0.66% at September 30, 2007. The Bank individually reviews classified residential and commercial loans for impairment based on the fair value of collateral or expected cash flows.  At September 30, 2008, there was $10.4 million of impaired loans, including loans of $8.1 million with an impairment allowance of $1.5 million.  At December 31, 2007, there was $5.1 million of impaired loans, including loans of $621,000 with an impairment allowance of $89,000.

Non-performing assets (non-accrual loans and property acquired through foreclosure) were $8.2 million, or 0.77% of total assets at September 30, 2008, compared to $5.5 million, or 0.55% at December 31, 2007, and $5.2 million, or 0.56% at September 30, 2007.  The increase in non-performing assets from December resulted primarily from one construction lending relationship that was transferred to property acquired through foreclosure during the third quarter.  The balance of the relationship was $2.4 million at the time of foreclosure, and a charge-off of $596,000 was recorded against the allowance.  The charge-off had been identified as a specific reserve prior to June 30, 2008.  Total property acquired through foreclosure was $2.0 million at September 30, 2008, compared to $560,000 and $220,000 at December 31 and September 30, 2007.

Financial Condition
The Company’s total assets increased by $70.5 million, or 7.0%, to $1.1 billion at September 30, 2008 from December 31, 2007.  Net loans increased by $93.8 million, or 16.5%, and securities available for sale increased $21.9 million, or 8.2%.  For the nine months ended September 30, 2008, the Company increased outstanding loans in all categories except construction and consumer lending.

Deposits increased by $30.6 million, or 4.0%, for the nine months ended September 30, 2008.  Demand deposit and money market balances increased by $13.6 million and $17.6 million, respectively, during this time.  Federal Home Loan Bank of Boston borrowings also increased $21.1 million, to $57.7 million, as the Company opted to replace some higher rate maturing advances with lower cost borrowings.

Stockholders’ equity increased by $79.4 million, to $195.1 million at September 30, 2008 from $115.7 million at December 31, 2007, mainly due to the Company’s first quarter stock offering. During the third quarter of 2008, accumulated other comprehensive income decreased by $11.3 million primarily due to the change in net unrealized losses on securities available for sale.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,”  “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of Meridian Interstate Bancorp, Inc.’s management and are subject to significant risks and uncertainties.  Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors.  Factors that could cause such differences to exist include, but are not limited to, general economic conditions, changes in interest rates, regulatory considerations, and competition and the risk factors described in the Company’s November 13, 2007 prospectus.  Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Meridian Interstate Bancorp, Inc.’s actual results could differ materially from those discussed.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.

MERIDIAN INTERSTATE BANCORP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)

	September 30,	December 31,
(Dollars in thousands)	2008	2007
ASSETS
Cash and due from banks	$15,934	$11,821
Federal funds sold	23,550	91,272
Total cash and cash equivalents	39,484	103,093

Certificates of deposit	7,000	-
Securities available for sale, at fair value	288,941	267,058
Federal Home Loan Bank stock, at cost	4,303	3,165

Loans	667,608	571,741
Less allowance for loan losses	(5,718)	(3,637)
Loans, net	661,890	568,104

Bank-owned life insurance	22,627	18,003
Investment in affiliate bank	10,449	10,772
Premises and equipment, net	22,575	22,816
Accrued interest receivable	5,627	5,764
Foreclosed real estate	2,045	560
Other assets	8,742	3,891
Total assets	$1,073,683	$1,003,226

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Non interest-bearing	$56,805	$51,396
Interest-bearing	748,279	723,050
Total deposits	805,084	774,446

Stock subscriptions	-	62,518
Short-term borrowings	-	9,154
Long-term debt	57,675	27,373
Accrued expenses and other liabilities	15,870	14,051
Total liabilities	878,629	887,542

Stockholders' equity:
Common stock, no par value 50,000,000 shares authorized;
23,000,000 and 0 shares issued and outstanding
at September 30, 2008 and December 31, 2007	-	-
Additional paid-in capital	100,628	-
Retained earnings	107,141	109,177
Accumulated other comprehensive income (loss)	(4,745)	6,507
Unearned compensation - ESOP, 796,950 shares and 0 shares
at September 30, 2008 and December 31, 2007, respectively	(7,970)	-
Total stockholders' equity	195,054	115,684
Total liabilities and stockholders' equity	$1,073,683	$1,003,226

MERIDIAN INTERSTATE BANCORP, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in thousands, except per share amounts)	2008	2007	2008	2007
Interest and dividend income:
Interest and fees on loans	$9,938	$9,073	$28,455	$26,560
Interest on debt securities	2,674	2,715	7,919	8,264
Dividends on equity securities	573	271	1,264	815
Interest on certificates of deposit	60	-	98	-
Interest on federal funds sold	99	331	1,640	726
Total interest and dividend income	13,344	12,390	39,376	36,365

Interest expense:
Interest on deposits	6,045	6,736	19,382	19,159
Interest on short-term borrowings	-	97	115	288
Interest on long-term debt	534	370	1,363	1,148
Total interest expense	6,579	7,203	20,860	20,595

Net interest income	6,765	5,187	18,516	15,770
Provision for loan losses	403	117	2,731	260
Net interest income, after provision
for loan losses	6,362	5,070	15,785	15,510

Non-interest income:
Customer service fees	718	710	2,073	2,022
Loan fees	181	152	551	486
Gain (loss) on sales of loans, net	(10)	(6)	17	19
Gain (loss) on sales of securities, net	2,779	(860)	5,092	1,172
Income from bank-owned life insurance	209	153	624	850
Equity loss on investment in affiliate bank	(69)	(138)	(323)	(349)
Total non-interest income	3,808	11	8,034	4,200

Non-interest expenses:
Salaries and employee benefits	4,009	3,618	13,793	10,704
Occupancy and equipment	719	608	2,198	1,932
Data processing	450	368	1,243	1,100
Marketing	293	282	832	625
Professional services	595	278	1,562	737
Contribution to the Meridian
Charitable Foundation	-	-	3,000	-
Other general and administrative	733	553	1,959	1,382
Total non-interest expenses	6,799	5,707	24,587	16,480

Income (loss) before income taxes	3,371	(626)	(768)	3,230

Provision (benefit) for income taxes	1,228	(323)	(374)	942

Net income (loss)	$2,143	$(303)	$(394)	$2,288

Income per share:
Basic	$0.10	N/A	N/A	N/A
Diluted	$0.10	N/A	N/A	N/A

Weighted Average Shares:
Basic	22,196,225	N/A	N/A	N/A
Diluted	22,196,225	N/A	N/A	N/A

MERIDIAN INTERSTATE BANCORP, INC. AND SUBSIDIARIES
Net Interest Income Analysis
(Unaudited)

	For The Three Months Ended September 30,
	2008			2007
(Dollars in thousands)	Average Balance	Interest Earned/Paid	Yield/ Cost (4)	Average Balance	Interest Earned/Paid	Yield/ Cost (4)
Assets:
Interest-earning assets:
Loans (1)	$641,094	$9,938	6.17%	$545,808	$9,073	6.63%
Securities and certificates of deposit	333,900	3,307	3.94	262,927	2,986	4.54
Other interest-earning assets	21,478	99	1.83	26,153	331	5.02
Total interest-earning assets	996,472	13,344	5.33	834,888	12,390	5.94

Noninterest-earning assets	79,296			77,934
Total assets	$1,075,768			912,822

Liabilities and stockholders' equity:
Interest-bearing liabilities:
NOW deposits	$42,078	92	0.87	$61,909	$31	0.20
Money market deposits	150,501	929	2.46	119,184	1,144	3.81
Savings and other deposits	123,236	354	1.14	127,363	371	1.15
Certificates of deposit	435,022	4,670	4.27	419,575	5,190	4.91
Total interest-bearing deposits	750,837	6,045	3.20	728,031	6,736	3.70

FHLB advances	60,316	534	3.52	38,663	467	4.83

Total interest-bearing liabilities	811,153	6,579	3.23	766,694	7,203	3.76

Noninterest-bearing demand deposits	54,711			25,111
Other noninterest-bearing liabilities	10,509			8,232
Total liabilities	876,373			800,037

Total stockholders' equity	199,395			112,785
Total liabilities and stockholders' equity	$1,075,768			$912,822

Net interest income		$6,765			$5,187
Interest rate spread (2)			2.10%			2.18%
Net interest margin (3)			2.70%			2.48%
Average interest-earning assets to		122.85%			108.89%
average interest-bearing liabilities

(1) Loans on non accrual status are included in average balances.

(2) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.

(3) Net interest margin represents net interest income divided by average interest-earning assets.

(4) Annualized.

MERIDIAN INTERSTATE BANCORP, INC. AND SUBSIDIARIES
Net Interest Income Analysis
(Unaudited)

	For The Nine Months Ended September 30,
	2008			2007
(Dollars in thousands)	Average Balance	Interest Earned/Paid	Yield/ Cost (4)	Average Balance	Interest Earned/Paid	Yield/ Cost (4)
Assets:
Interest-earning assets:
Loans (1)	$604,157	$28,455	6.29%	$541,108	$26,560	6.55%
Securities and certificates of deposit	301,477	9,281	4.11	269,448	9,079	4.49
Other interest-earning assets	85,350	1,640	2.57	18,900	726	5.14
Total interest-earning assets	990,984	39,376	5.31	829,456	36,365	5.85

Noninterest-earning assets	76,733			74,542
Total assets	$1,067,717			$903,998

Liabilities and stockholders' equity:
Interest-bearing liabilities:
NOW deposits	$38,855	236	0.81	$63,322	$79	0.17
Money market deposits	144,751	2,967	2.74	107,266	2,852	3.55
Savings and other deposits	129,138	1,103	1.14	131,199	1,142	1.16
Certificates of deposit	443,140	15,076	4.54	418,279	15,086	4.82
Total interest-bearing deposits	755,884	19,382	3.43	720,066	19,159	3.56

FHLB advances	53,458	1,478	3.69	40,095	1,436	4.79

Total interest-bearing liabilities	809,342	20,860	3.44	760,161	20,595	3.62

Noninterest-bearing demand deposits	53,867			24,275
Other noninterest-bearing liabilities	9,854			7,417
Total liabilities	873,063			791,853

Total stockholders' equity	194,654			112,145
Total liabilities and stockholders' equity	$1,067,717			$903,998

Net interest income		$18,516			$15,770
Interest rate spread (2)			1.87%			2.23%
Net interest margin (3)			2.50%			2.53%
Average interest-earning assets to		122.44%			109.12%
average interest-bearing liabilities
(1) Loans on non accrual status are included in average balances.

(2) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.

(3) Net interest margin represents net interest income divided by average interest-earning assets.

(4) Annualized.

MERIDIAN INTERSTATE BANCORP, INC. AND SUBSIDIARIES
Financial Ratios
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2008	2007		2008		2007
Key Performance Ratios
Return on average assets (4)	0.80%	(0.13	) %	(0.05	) %	0.34%
Return on average equity (4)	4.30	(1.08)		(0.27)		2.72
Interest rate spread (1) (4)	2.10	2.18		1.87		2.23
Net interest margin (2) (4)	2.70	2.48		2.50		2.53
Noninterest expense to average assets (4)	2.53	2.50		3.07		2.43
Efficiency ratio (3)	64.31	109.79		92.61		82.52
Average interest-earning assets to
average interest-bearing liabilities	122.85	108.89		122.44		109.12

(1) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.

(2) Net interest margin represents net interest income divided by average interest-earning assets.

(3) The efficiency ratio represents non-interest expense, divided by the sum of net interest income plus non-interest income.

(4) Annualized.

	At	At	At
	September 30,	December 31,	September 30,
	2008	2007	2007
Asset Quality Ratios
Allowance for loan losses/total loans	0.86%	0.63%	0.66%
Allowance for loan losses/ nonperforming loans	92.51	73.00	72.49

Non-performing loans/total loans	0.92	0.87	0.91
Non-performing loans/total assets	0.58	0.50	0.53
Non-performing assets /total assets	0.77	0.55	0.56